 (to go on bank letterhead)

FOR IMMEDIATE RELEASE	CONTACT: Roger Martin
October 18, 2010	Office 517.485.6600, Cell 517.290.2330

Community Central Bank Statement on David Widlak

The following statement is from Ray Colonius, CFO and acting CEO of Community Central Bank. Mr. Colonius is commenting on the disappearance of bank CEO David Widlak, who has been missing for a month and whose body, according to police, appears to have been discovered Sunday evening in Lake St. Clair in Macomb County.

“The staff, management and board of Community Central Bank are deeply saddened to learn of this development, and we offer our thoughts, prayers and condolences to Anne and the rest of his family. For our customers, Community Central Bank continues to operate with no disruptions under the bank’s executives and staff members. Our succession plan contemplates all circumstances including tragedies such as this and, even at this very difficult time, we remain focused on our mission and superior financial services to our customers and community.”